SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – March 16, 2004

MELLON FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania		15258
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

ITEM 7. FINANCIAL	STATEMENTS AND EXHIBITS

The following exhibits are filed herewith and are incorporated by reference into Registration Statement Nos. 333-107400, 333-107400-01, 333-107400-02, 333-107400-03, and 333-107400-04 pertaining to certain debt securities of Mellon Funding Corporation and the related guarantees of Mellon Financial Corporation.

Exhibit Number	Description
1.3	Underwriting Agreement dated as of March 16, 2004, among Mellon Funding Corporation (the “Company”), Mellon Financial Corporation (the “Guarantor”), and J.P. Morgan Securities Inc.; Goldman, Sachs & Co.; Mellon Financial Markets, LLC; Morgan Stanley & Co. Incorporated; and UBS Securities LLC, as Underwriters relating to the issuance and sale of $300,000,000 aggregate principal amount of the Company’s 3 1/4% Senior Notes due 2009 and the related guarantees of the Guarantor, together with the Mellon Funding Corporation Underwriting Agreement Standard Provisions (Debt) dated March 24, 2000.

4.25	Form of 3 1/4% Senior Note due 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 29, 2004	MELLON FINANCIAL CORPORATION

	By:	/s/ MICHAEL A. BRYSON
Michael A. Bryson Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing
1.3	Underwriting Agreement dated as of March 16, 2004	Filed herewith

4.25	Form of 3 1/4% Senior Notes due 2009	Filed herewith